                            ARTICLES OF INCORPORATION

                                       OF

                            TETRIDYN SOLUTIONS, INC.

         The undersigned incorporator, being a natural person over 18 years of age acting as the incorporator of the above-named corporation (hereinafter referred to as the "Corporation"), hereby adopts the following Articles of
Incorporation for the Corporation.

                                    Article I
                                      Name

         The name of the Corporation shall be:  TetriDyn Solutions, Inc.

                                   Article II
                               Period of Duration

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   Article III
                               Purposes and Powers

         The purposes for which the Corporation is organized and its powers are:

                  (a) to engage in any and all lawful purposes, activities, and pursuits for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder; and

                  (b) to do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objectives herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the
         Corporation, with all the powers hereafter conferred by the laws under which this Corporation is now organized or as such laws may hereafter be amended.

                                   Article IV
                                Authorized Shares

         The Corporation shall have the authority to issue 105,000,000 shares, of which 100,000,000 shares shall be common stock, $0.001 par value ("Common
Stock"), and 5,000,000 shares shall be preferred stock $0.001 par value
("Preferred Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time, in one or more series, as may from time to time be determined by the Board of Directors. The Board of Directors of this
Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

                  (a) designate, in whole or in part, the voting powers,
         designation, preferences, limitations, restrictions, and relative rights of each class of shares before the issuance of any shares of that class;

                  (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate in whole or part the voting powers, designation, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

                  (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly-unissued class of shares or any wholly-unissued series of any class of shares.

         The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the
Corporation upon dissolution shall be as designated by the Board of Directors.
All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the
Corporation, and subject to any superior rights as so designated, the Common
Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

                                    Article V
                    Transactions with Officers and Directors

         No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof that authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

                  (a) the fact of the common directorship or financial interest is disclosed or known to the Board of Directors or committee and noted
         in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

                  (b) the fact of the common directorship or financial interest is disclosed or known to the shareholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of shareholders; or

                  (c) the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

                                   Article VI
               Indemnification of Officers, Directors, and Others

                  (a) The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

                  (b) The Corporation may, at the discretion of the Board of
         Directors, indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit.

                                   Article VII
                            Meetings of Shareholders

         Subject to the rights of the holders of any series of Common Stock, special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies and the holders of 10% or more of the voting power of the Corporation. At any annual meeting or special meeting of shareholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation. The right of the holders of 10% or more of the voting power of the Corporation may only be repealed or amended by the shareholders.

                                  Article VIII
                               Board of Directors

         The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Articles of Incorporation directed or required to be exercised or done by the shareholders of the Corporation.

                  (a) Number. Until such time, if ever, as the Corporation has three or more shareholders, the number of directors shall not be less than the number of shareholders. At such time as the Corporation has three or more shareholders, the number of directors shall not be less than three nor more than nine, the exact number of directors to be fixed from time to time only by the vote of a majority of the entire
         Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

                  Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of Common Stock shall have the right, voting as a class or series or otherwise, to elect directors, the then-authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Common Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Common Stock. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

                  (b) Qualification. The Board of Directors may, by the vote of a majority of the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualification.

                  (c) Tenure. The term of office of each director shall expire at the annual meeting of the shareholders in the first succeeding year following the year of incorporation or thereafter when his or her respective successor is elected and has qualified, unless otherwise specified in the bylaws. At each annual election, the directors chosen to succeed those whose terms then expire shall be elected for a term expiring at the next succeeding annual meeting or thereafter when their respective successors are elected and have qualified, unless otherwise specified in the bylaws.

                  (d) Removal. At a meeting of shareholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

                  (e) Vacancies. Vacancies and newly-created directorships
         resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the unexpired term to which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

                  (f) Limitation on Liability. A director or officer of the
         Corporation shall have no personal liability to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (1) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (2) the payment of dividends in violation of the provisions of
         Section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

                                   Article IX
                         No Limitations on Voting Rights

         To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not be governed by the provisions of any statute that (a) limits, restricts, modifies, suspends, terminates, or otherwise affects the rights of any shareholders to cast one vote for each share of stock registered in the name of such shareholders on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of stock of the Corporation issued and outstanding; or (b) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of Sections 78.378 through 78.3793 of the Nevada Revised
Statutes or any similar or successor statutes adopted by any state that may be deemed to apply to the Corporation from time to time.

                                    Article X
                      Registered Office and Resident Agent

         The name of the initial resident agent and the address of such initial resident agent and the Corporation's registered office in the state of Nevada are as follows:

                     The Corporation Trust Company of Nevada
                            6100 Neil Road, Suite 500
                                 Reno, NV 89511

Either the registered office or the resident agent may be changed in the manner provided by law.

                                   Article XI
                                   Amendments

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of
Incorporation from time to time in accordance with the laws of the state of
Nevada, and all rights conferred on shareholders herein are granted subject to this reservation.

                                   Article XII
                         Adoption or Amendment of Bylaws

         The initial bylaws of the Corporation shall be adopted by the Board of
Directors. Except as otherwise provided herein, the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors, but the shareholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   Article XIV
                                Initial Directors

         The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

                  David Hempstead           1139 Lowell Drive
                                            Idaho Falls, ID 83402

                  Antoinette R. Knapp       2971 East 97th South
                                            Idaho Falls, ID 83406

                                   Article XV
                                  Incorporator

         The name and mailing address of the sole incorporator signing these
Articles of Incorporation is as follows:

                  David Hempstead            1139 Lowell Drive
                                             Idaho Falls, ID 83402

         The undersigned, being the sole incorporator of the Corporation herein before named, does make and file these Articles of Incorporation, hereby declaring that the facts herein are true.

         DATED this 15th day of May, 2006.

                                                    /s/ David Hempstead
                                                    David Hempstead

         The Corporation Trust Company of Nevada hereby accepts appointment as resident agent for TetriDyn Solutions, Inc., as named in the foregoing Articles of Incorporation.

         DATED this 18th day of May, 2006.

                                                    /s/
                                                    The Corporation Trust Company of Nevada